UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: May 5, 2009

                             SUN RIVER ENERGY, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

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

              Colorado                                   0-29670                                84-1491159
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)

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                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (303)-422-8127
                                 --------------
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - Unregistered Sales of Equity Securities.

This Form 8K/A (the "Amendment") amends our Current Report on Form 8K, which was filed with the Securities and Exchange Commission on April 30, 2009(the "Original Filing").

Consulting Agreement Shares

In January 2009, Sun River Energy, Inc. (the Company) entered into a Consulting Agreement for Services (Consulting Agreement) with J.H. Brech, LLC (J.H. Brech) in a business advisory capacity.

As part of the Consulting Agreement, J.H. Brech received 50,000 shares of the Company's restricted common stock as a retainer and earns 20,000 shares of the Company's restricted common stock per month for consulting services. J.H. Brech also receives a monthly warrant exercisable for 20,000 shares of the Company's restricted common stock. The warrants will have a term of 2 years and provide for a cashless exercise. The exercise price of the warrant is the closing market price on the last day of the month for which it is earned.

The Company has issued warrants for the months of February, March and April 2009. The warrant issued on February 28, 2009 has an exercise price of $0.54 per share. The warrant issued on March 31, 2009 has an exercise price of $0.70 per share. The April warrant exercise price is $1.65 per share.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        SUN RIVER ENERGY, INC.


                                        By:      /s/Redgie Green
                                                 ---------------
                                                    Redgie Green, President


                                                 Date: May 5, 2009